Exhibit Number 99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FIRST QUARTER 2015 RESULTS WITH NET OPERATING REVENUES OF $4.911 BILLION

FRANKLIN, Tenn. (May 5, 2015) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2015.

The operating results of Health Management Associates, Inc. (“HMA”) are included in the Company’s consolidated results and statistical data from January 27, 2014, the date the Company completed its acquisition of HMA. For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through March 31, 2015 and 2014, as if such hospitals were owned during both comparable periods. The Company has restated its prior period financial statements and statistical results to reflect the reclassification as discontinued operations for two hospitals that were held for sale at December 31, 2014, of which one of the two hospitals was subsequently sold during the three months ended March 31, 2015.

Net operating revenues for the three months ended March 31, 2015, totaled $4.911 billion, a 17.6 percent increase compared with $4.176 billion for the same period in 2014. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $92 million, or $0.79 per share (diluted), for the three months ended March 31, 2015, compared with loss from continuing operations attributable to Community Health Systems, Inc. common stockholders of $(90) million, or $(0.84) per share (diluted), for the same period in 2014. The results for the three months ended March 31, 2015, include $0.04 per share (diluted) of expenses related to government legal settlements for several qui tam matters settled in principle and related costs (other than HMA legal proceedings underlying the contingent value rights (“CVR”) agreement) and $0.04 per share (diluted) related to loss from early extinguishment of debt; with these expenses partially offset by $0.03 per share (diluted) of income from fair value adjustments, net of legal expenses, related to HMA legal proceedings underlying the CVR agreement. Excluding these items, income from continuing operations was $0.85 per share (diluted). Net income attributable to Community Health Systems, Inc. common stockholders was $0.68 per share (diluted) for the three months ended March 31, 2015, compared with a net loss of $(1.05) per share (diluted) for the same period in 2014. Discontinued operations for the three months ended March 31, 2015, consisted of $(0.09) per share (diluted) of losses from operations of entities sold or held for sale, $(0.01) per share (diluted) of expenses related to the impairment of long-lived assets held for sale, and $(0.01) per share (diluted) of losses on sale, net, for a total after-tax loss of approximately $(13) million, or $(0.11) per share (diluted). Weighted-average shares outstanding (diluted) were 115 million for the three months ended March 31, 2015, and 107 million for the three months ended March 31, 2014.

Adjusted EBITDA for the three months ended March 31, 2015, was $715 million compared with $543 million for the same period in 2014, representing a 31.7 percent increase.

The consolidated operating results for the three months ended March 31, 2015, reflect a 15.7 percent increase in total admissions, and a 17.0 percent increase in total adjusted admissions compared with the same period in 2014. On a same-store basis, admissions increased 0.4 percent while adjusted admissions increased 2.5 percent during the three months ended March 31, 2015, compared with the same period in 2014. On a same-store basis, net operating revenues increased 5.2 percent during the three months ended March 31, 2015, compared with the same period in 2014.

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CYH Announces First Quarter 2015 Results

May 5, 2015

Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses related to government legal settlements and related costs (other than HMA legal proceedings underlying the CVR agreement), and income from fair value adjustments, net of legal expenses, related to the HMA legal proceedings underlying the CVR agreement. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net cash provided by operating activities, see footnote (f) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We are pleased with our financial and operating performance for the first quarter of 2015. We are especially encouraged by improved volume in the quarter, demonstrating the results of our strategic growth initiatives and the incremental benefits of the Affordable Care Act. We remain optimistic that these positive trends will continue as a result of growth in exchange enrollment.

Smith added, “Our results for the first quarter also reflect operating synergies gained from the HMA acquisition, and we see more opportunities to gain efficiencies through our ongoing, focused efforts on effective integration. We believe we have a sound strategy for success in today’s dynamic healthcare environment as we continue to apply our centralized operating model, recruit qualified physicians, manage costs, build integrated networks, and, above all, focus on the safety and quality of care in our hospitals.”

Included on pages 12, 13, 14 and 15 of this press release is the Company’s 2015 reaffirmed annual earnings guidance. The 2015 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 199 affiliated hospitals in 29 states with an aggregate of approximately 30,000 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, May 6, 2015, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the three months ended March 31, 2015. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through June 7, 2015. Copies of the Company’s Current Report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2015 Results

May 5, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net operating revenues	$4,911	$4,176
Adjusted EBITDA (f)	715	543
Income (loss) from continuing operations (g), (h), (k)	112	(76)
Net income (loss) attributable to Community Health Systems, Inc. stockholders	79	(112)

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k)	$0.80	$(0.84)
Discontinued operations	(0.11)	(0.21)

Net income (loss)	$0.69	$(1.05)

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k), (l)	$0.79	$(0.84)
Discontinued operations	(0.11)	(0.21)

Net income (loss) (l)	$0.68	$(1.05)

Weighted-average number of shares outstanding (i):
Basic	114	107
Diluted	115	107

Net cash (used in) provided by operating activities	$(61)	$65

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2015 Results

May 5, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015		2014
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,646		$4,875
Provision for bad debts	735		699

Net operating revenues	4,911	100.0%	4,176	100.0%

Operating costs and expenses:
Salaries and benefits	2,257	46.0%	1,992	47.7%
Supplies	762	15.5%	632	15.1%
Other operating expenses	1,099	22.4%	1,019	24.4%
Government settlement and related costs (m)	8	0.1%	—	—%
Electronic health records incentive reimbursement (g)	(26)	(0.5)%	(40)	(1.0)%
Rent	116	2.4%	98	2.4%
Depreciation and amortization	296	6.0%	255	6.1%
Amortization of software to be abandoned (k)	—	—%	42	1.0%

Total operating costs and expenses	4,512	91.9%	3,998	95.7%

Income from operations (g), (h), (k)	399	8.1%	178	4.3%
Interest expense, net	241	4.9%	224	5.4%
Loss from early extinguishment of debt	8	0.2%	73	1.7%
Equity in earnings of unconsolidated affiliates	(18)	(0.4)%	(11)	(0.3)%
Impairment of long-lived assets (k)	—	—%	24	0.6%

Income (loss) from continuing operations before income taxes	168	3.4%	(132)	(3.1)%
Provision (benefit) for income taxes	56	1.1%	(56)	(1.3)%

Income (loss) from continuing operations (g), (h), (k)	112	2.3%	(76)	(1.8)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(11)	(0.3)%	(4)	(0.1)%
Impairment of hospitals sold or held for sale	(1)	(0.0)%	(18)	(0.4)%
Loss on sale, net	(1)	(0.0)%	—	—%

Loss from discontinued operations, net of taxes	(13)	(0.3)%	(22)	(0.5)%

Net income (loss)	99	2.0%	(98)	(2.3)%
Less: Net income attributable to noncontrolling interests	20	0.4%	14	0.4%

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$79	1.6%	$(112)	(2.7)%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k)	$0.80		$(0.84)
Discontinued operations	(0.11)		(0.21)

Net income (loss)	$0.69		$(1.05)

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k), (l)	$0.79		$(0.84)
Discontinued operations	(0.11)		(0.21)

Net income (loss) (l)	$0.68		$(1.05)

Weighted-average number of shares outstanding (i):
Basic	114		107

Diluted	115		107

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2015 Results

May 5, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss) (c)

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net income (loss)	$99	$(98)
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	(9)	9
Net change in fair value of available-for-sale securities, net of tax	1	—
Amortization and recognition of unrecognized pension cost components, net of tax	1	—

Other comprehensive (loss) income	(7)	9

Comprehensive income (loss)	92	(89)
Less: Comprehensive income attributable to noncontrolling interests	20	14

Comprehensive income (loss) attributable to Community Health Systems, Inc. stockholders	$72	$(103)

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2015 Results

May 5, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(j)

(Dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store (1)
	2015	2014	% Change	2015	2014	% Change
Number of hospitals (at end of period)	197	195		193	193
Licensed beds (at end of period)	30,256	29,423		29,267	29,336
Beds in service (at end of period)	26,498	25,771		25,718	25,710
Admissions	246,015	212,696	15.7%	236,883	235,922	0.4%
Adjusted admissions	509,719	435,613	17.0%	492,194	480,133	2.5%
Patient days	1,127,077	968,852		1,081,155	1,076,938
Average length of stay (days)	4.6	4.6		4.6	4.6
Occupancy rate (average beds in service)	47.1%	47.9%		46.5%	46.5%

Net operating revenues	$4,911	$4,176	17.6%	$4,781	$4,544	5.2%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	44.2%	45.3%		44.1%	45.9%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	55.8%	54.7%		55.9%	54.1%

Income from operations (g), (h), (k)	$399	$178	124.2%

Income from operations as a % of net operating revenues	8.1%	4.3%

Depreciation and amortization	$296	$297

Equity in earnings of unconsolidated affiliates	$(18)	$(11)

Liquidity Data:
Adjusted EBITDA (f)	$715	$543	31.7%
Adjusted EBITDA as a % of net operating revenues	14.6%	13.0%

Net cash (used in) provided by operating activities	$(61)	$65
Net cash (used in) provided by operating activities a % of net operating revenues	(1.2%)	1.6%

(1)	For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through March 31, 2015 and 2014, as if such hospitals were owned during both comparable periods.

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2015 Results

May 5, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$222	$509
Patient accounts receivable, net of allowance for doubtful accounts of $3,628 and $3,504 at March 31, 2015 and December 31, 2014, respectively	3,606	3,409
Supplies	561	557
Prepaid income taxes	—	30
Deferred income taxes	341	341
Prepaid expenses and taxes	189	192
Other current assets (including assets of hospitals held for sale of $7 and $38 at March 31, 2015 and December 31, 2014, respectively)	507	528

Total current assets	5,426	5,566

Property and equipment, gross	14,400	14,264
Less accumulated depreciation and amortization	(4,309)	(4,095)

Property and equipment, net	10,091	10,169

Goodwill	8,954	8,951

Other assets, net (including assets of hospitals held for sale of $36 and $90 at March 31, 2015 and December 31, 2014, respectively)	2,648	2,735

Total assets	$27,119	$27,421

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$229	$235
Accounts payable	1,192	1,293
Income tax payable	13	—
Deferred income taxes	23	23
Accrued interest	157	227
Accrued liabilities (including liabilities of hospitals held for sale of $2 and $10 at March 31, 2015 and December 31, 2014, respectively)	1,547	1,811

Total current liabilities	3,161	3,589

Long-term debt	16,740	16,681

Deferred income taxes	844	845

Other long-term liabilities	1,694	1,692

Total liabilities	22,439	22,807

Redeemable noncontrolling interests in equity of consolidated subsidiaries	520	531

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 119,000,326 shares issued and 118,024,777 shares outstanding at March 31, 2015, and 117,701,087 shares issued and 116,725,538 shares outstanding at December 31, 2014	1	1
Additional paid-in capital	2,101	2,095
Treasury stock, at cost, 975,549 shares at March 31, 2015 and December 31, 2014	(7)	(7)
Accumulated other comprehensive loss	(70)	(63)
Retained earnings	2,056	1,977

Total Community Health Systems, Inc. stockholders’ equity	4,081	4,003
Noncontrolling interests in equity of consolidated subsidiaries	79	80

Total equity	4,160	4,083

Total liabilities and equity	$27,119	$27,421

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2015 Results

May 5, 2015

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities
Net income (loss)	$99	$(98)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	296	302
Government settlement and related costs (m)	8	—
Stock-based compensation expense	14	11
Loss on sale, net	1	—
Impairment of long-lived assets and hospitals sold or held for sale	2	42
Loss from early extinguishment of debt	8	73
Excess tax benefit relating to stock-based compensation	—	(3)
Other non-cash expenses, net	(7)	6
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(202)	(171)
Supplies, prepaid expenses and other current assets	14	14
Accounts payable, accrued liabilities and income taxes	(284)	(83)
Other	(10)	(28)

Net cash (used in) provided by operating activities	(61)	65

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(13)	(2,774)
Purchases of property and equipment	(241)	(181)
Proceeds from disposition of hospitals and other ancillary operations	62	—
Proceeds from sale of property and equipment	3	—
Purchases of available-for-sale securities	(59)	(78)
Proceeds from sales of available-for-sale securities	56	76
Increase in other investments	(39)	(99)

Net cash used in investing activities	(231)	(3,056)

Cash flows from financing activities
Proceeds from exercise of stock options	17	6
Repurchase of restricted stock shares for payroll tax withholding requirements	(20)	(11)
Deferred financing costs and other debt-related costs	(20)	(269)
Excess tax benefit relating to stock-based compensation	—	3
Redemption of noncontrolling investments in joint ventures	(7)	(5)
Distributions to noncontrolling investors in joint ventures	(23)	(19)
Borrowings under credit agreements	1,251	7,079
Issuance of long-term debt	—	4,000
Proceeds from receivables facility	75	133
Repayments of long-term indebtedness	(1,268)	(7,686)

Net cash provided by financing activities	5	3,231

Net change in cash and cash equivalents	(287)	240
Cash and cash equivalents at beginning of period	509	373

Cash and cash equivalents at end of period	$222	$613

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2015 Results

May 5, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three months ended March 31, 2015 and 2014. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $24 million in costs have been incurred and approximately $3 million of settlements have been incurred related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. An estimated liability of $24 million has been recorded for certain claims which HMA had previously recognized as probable. In addition, CHS previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which has been adjusted to its estimated fair value of $256 million at March 31, 2015. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of March 31, 2015
Legal and other related costs incurred to date	$24
Settlements	3
Estimated liability for probable contingencies	24
Estimated liability for unresolved contingencies at fair value	256

Costs incurred plus certain estimated liabilities for CVR-related matters	307
Less:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Impact of recorded amounts under CVR agreement after giving effect to deductible and co-insurance	$260

CVRs outstanding	265

(c)	The effective date of the HMA acquisition was January 27, 2014.

(d)	Included in discontinued operations for the three months ended March 31, 2015, is one hospital that was required by the Federal Trade Commission to be divested as part of its approval of the HMA acquisition, and this hospital was sold on March 1, 2015. Management is actively marketing several smaller hospitals included as held for sale at March 31, 2015. In addition, the Company sold several smaller hospitals during the three months ended March 31, 2015. The after-tax loss for the sold or held for sale hospitals, including an impairment charge on certain long-lived assets sold or held for sale, is approximately $13 million for the three months ended March 31, 2015.

(e)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended March 31,
	2015	2014
Income (loss) from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income (loss) from continuing operations, net of taxes	$112	$(76)
Less: Income from continuing operations attributable to noncontrolling interests	20	14

Income (loss) from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$92	$(90)

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(13)	$(22)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(13)	$(22)

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CYH Announces First Quarter 2015 Results

May 5, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(f)	EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses related to government legal settlements and related costs (other than HMA legal proceedings underlying the CVR agreement), and income from fair value adjustments, net of legal expenses, related to the HMA legal proceedings underlying the CVR agreement. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA also aligns with a similar metric as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, and is used to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended March 31,
	2015	2014
Adjusted EBITDA	$715	$543
Interest expense, net	(241)	(224)
Provision for income taxes	(56)	56
Loss from operations of entities sold or held for sale, net of taxes	(11)	(4)
Other non-cash expenses, net	18	18
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(486)	(324)

Net cash (used in) provided by operating activities	$(61)	$65

(g)	Included in income from operations and income from continuing operations for the three months ended March 31, 2015, is the electronic health records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and for certain employed physicians. Total operating costs and expenses related to the implementation of electronic health records were approximately $5 million and $16 million for the three months ended March 31, 2015 and 2014, respectively.

(h)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $3 million and $39 million for the three months ended March 31, 2015 and 2014, respectively. These acquisition costs include expenses related to the acquisition of HMA of less than $1 million and $37 million for the three months ended March 31, 2015 and 2014, respectively.

(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended March 31,
	2015	2014
Weighted-average number of shares outstanding - basic	114	107
Add effect of dilutive securities:
Stock awards and options	1	—

Weighted-average number of shares outstanding - diluted	115	107

(j)	For hospitals acquired in the HMA merger, same-store operating results and statistical data reflect the periods from January 1 through March 31, 2015 and 2014, as if such hospitals were owned during both comparable periods.

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CYH Announces First Quarter 2015 Results

May 5, 2015

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(k)	Included in income from continuing operations for the quarter ended March 31, 2014, is an impairment charge of approximately $24 million for internal-use software, and an acceleration of amortization for the quarter ended March 31, 2014, of approximately $42 million, to adjust for its shortened remaining life which ended on July 1, 2014. In connection with the HMA acquisition, the Company further analyzed its intangible assets related to internal-use software used in certain of its hospitals for patient and clinical systems, including software required to meet criteria for meaningful use attestation and ICD-10 compliance. This analysis resulted in management reassessing its usage of certain software products and rationalizing that, with the addition of the HMA hospitals in the first quarter of 2014, those software applications were going to be discontinued and replaced with new applications that better integrate meaningful use and ICD-10 compliance, are more cost effective and can be implemented at a greater efficiency of scale over future implementations.

(l)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended March 31,
	2015	2014
	(per share - diluted)

Income (loss) from continuing operations, as reported	$0.79	$(0.84)
Adjustments:
Loss from early extinguishment of debt	0.04	0.42
Amortization of software to be abandoned	—	0.24
Impairment of long-lived assets	—	0.14
Expenses related to the acquisition and integration of HMA	—	0.30
Government settlement and related costs	0.04	—
(Income) expense from fair value adjustments, net of legal expenses, related to cases covered by the CVR	(0.03)	0.02

Income from continuing operations, excluding adjustments	$0.85	$0.29

	Three Months Ended March 31,
	2015	2014
	(per share - diluted)

Net income (loss), as reported	$0.68	$(1.05)
Adjustments:
Loss from early extinguishment of debt	0.04	0.42
Amortization of software to be abandoned	—	0.24
Impairment of long-lived assets	—	0.14
Expenses related to the acquisition and integration of HMA	—	0.30
Government settlement and related costs	0.04	—
(Income) expense from fair value adjustments, net of legal expenses, related to cases covered by the CVR	(0.03)	0.02

Net income, excluding adjustments	$0.74	$0.08

(m)	The $0.04 per share (diluted) of “Government settlement and related costs” for the three months ended March 31, 2015 is related to several qui tam lawsuits settled in principle during the three months ended March 31, 2015.

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CYH Announces First Quarter 2015 Results

May 5, 2015

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2015. These projections reaffirm selected guidance provided on February 19, 2015, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2015 guidance should be considered in conjunction with the assumptions included herein. See pages 14 and 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as reaffirmed guidance to analysts and investors:

	2015 Projection Range
Net operating revenues less provision for bad debts (in millions)	$19,600	to	$20,600
Adjusted EBITDA (in millions)	$3,000	to	$3,200
Income from continuing operations per share - diluted	$3.40	to	$4.05
Same-store hospital annual adjusted admissions growth	0.0%	to	2.0%
Weighted-average diluted shares, in millions, for the full year	115	to	116

The following assumptions were used in developing the 2015 guidance provided above:

•	The Company’s projections exclude the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses on the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	The Company has classified several small hospitals as held for sale, and the operating results of these hospitals have been moved to discontinued operations, and have also been excluded from these projections.

•	The 2015 projections include the acquisition of MetroHealth Hospital in Grand Rapids, Michigan, which is currently targeted to close during the middle of 2015, and assume the completion of one additional targeted hospital acquisition during 2015.

Other assumptions used in the above guidance:

•	Benefits to Adjusted EBITDA from Healthcare Reform in 2015 of an additional $100 million to $175 million of net operating revenues before government deductions.

•	Achievement of additional acquisition synergies related to the HMA acquisition of approximately $125 million to $150 million during 2015.

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately 0.7% to 0.8% of net operating revenues for the year ended December 31, 2015, with operating expenses related to achieving meaningful use of 0.25% to 0.35% of net operating revenues.

•	Continuation and approval of the California hospital provider fee program for 2015.

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CYH Announces First Quarter 2015 Results

May 5, 2015

•	For comparison purposes, 2014 earnings per share of $3.29, included a benefit from the reversal of a tax liability of approximately $0.08 per share (diluted) and the benefit of reduced amortization from the abandonment of software of $0.09 per share (diluted) which the Company does not anticipate recurring in 2015.

•	Settlement of certain claims related to the BP oil spill, for which the Company now expects to recognize up to approximately $28 million in the second half of 2015.

•	Same-store hospital annual adjusted admissions growth, of 0.0% to 2.0% for 2015, which does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.0% to 6.2% for 2015. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.1% to 5.2%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 60% to 70% of total debt during 2015.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.2% to 0.3% for 2015.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.7% for 2015.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 31.5% to 33.0% for 2015.

•	Capital expenditures are projected as follows (in millions):

2015 Guidance
Total	$1,050	to	$1,250

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2015 Guidance
Total	$1,650	to	$1,850

Cash provided by operating activities in 2015 will be negatively impacted by approximately $300 million, primarily from a reduction in tax refunds, and the timing of payroll payments, compared to the adjusted cash flows from operations of $1.822 billion in 2014.

•	Weighted average shares outstanding are projected to be approximately 115 million to 116 million for the year ended 2015 and have been adjusted to include the estimated dilutive impact from “in-the-money” stock options and restricted shares.

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CYH Announces First Quarter 2015 Results

May 5, 2015

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation, effect of, and changes to adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

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CYH Announces First Quarter 2015 Results

May 5, 2015

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases, including Ebola;

•	impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of future cyber-attacks or security breaches; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 25, 2015.

The consolidated operating results for the three months ended March 31, 2015, are not necessarily indicative of the results that may be experienced for any such future period. The Company cautions that the projections for calendar year 2015 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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